Exhibit 99.1

Apple Reports Second Quarter Results

Revenue up 9 percent to new March quarter record

Services revenue reaches new all-time high

CUPERTINO, California — April 28, 2022 — Apple® today announced financial results for its fiscal 2022 second quarter ended March 26, 2022. The Company posted a March quarter revenue record of $97.3 billion, up 9 percent year over year, and quarterly earnings per diluted share of $1.52.

“This quarter’s record results are a testament to Apple’s relentless focus on innovation and our ability to create the best products and services in the world,” said Tim Cook, Apple’s CEO. “We are delighted to see the strong customer response to our new products, as well as the progress we’re making to become carbon neutral across our supply chain and our products by 2030. We are committed, as ever, to being a force for good in the world — both in what we create and what we leave behind.”

“We are very pleased with our record business results for the March quarter, as we set an all-time revenue record for Services and March quarter revenue records for iPhone, Mac, and Wearables, Home and Accessories. Continued strong customer demand for our products helped us achieve an all-time high for our installed base of active devices,” said Luca Maestri, Apple’s CFO. “Our strong operating performance generated over $28 billion in operating cash flow, and allowed us to return nearly $27 billion to our shareholders during the quarter.”

Apple’s board of directors has declared a cash dividend of $0.23 per share of the Company’s common stock, an increase of 5 percent. The dividend is payable on May 12, 2022 to shareholders of record as of the close of business on May 9, 2022. The board of directors has also authorized an increase of $90 billion to the existing share repurchase program.

Apple will provide live streaming of its Q2 2022 financial results conference call beginning at 2:00 p.m. PT on April 28, 2022 at apple.com/investor/earnings-call. This webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plans for return of capital, the payment of its quarterly dividend, and its investment plans and environmental initiatives. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of developing, acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; failure to obtain or create digital content that appeals to the Company’s customers, or to make such content available on commercially reasonable terms; the dependency of the Company on third-party intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the intense media, political, and regulatory scrutiny, which exposes the Company to increasing regulation, government investigations, legal actions, and penalties; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of highly skilled employees, including key personnel; political events, trade and other international disputes, war, terrorism, natural disasters, public health issues, industrial accidents, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates, the adoption of new US or international tax legislation, and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2022 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Net sales:
Products	$77,457	$72,683	$181,886	$168,361
Services	19,821	16,901	39,337	32,662
Total net sales (1)	97,278	89,584	221,223	201,023
Cost of sales:
Products	49,290	46,447	113,599	108,577
Services	5,429	5,058	10,822	10,039
Total cost of sales	54,719	51,505	124,421	118,616
Gross margin	42,559	38,079	96,802	82,407

Operating expenses:
Research and development	6,387	5,262	12,693	10,425
Selling, general and administrative	6,193	5,314	12,642	10,945
Total operating expenses	12,580	10,576	25,335	21,370

Operating income	29,979	27,503	71,467	61,037
Other income/(expense), net	160	508	(87)	553
Income before provision for income taxes	30,139	28,011	71,380	61,590
Provision for income taxes	5,129	4,381	11,740	9,205
Net income	$25,010	$23,630	$59,640	$52,385

Earnings per share:
Basic	$1.54	$1.41	$3.65	$3.11
Diluted	$1.52	$1.40	$3.62	$3.08
Shares used in computing earnings per share:
Basic	16,278,802	16,753,476	16,335,263	16,844,298
Diluted	16,403,316	16,929,157	16,461,304	17,021,423

(1) Net sales by reportable segment:
Americas	$40,882	$34,306	$92,378	$80,616
Europe	23,287	22,264	53,036	49,570
Greater China	18,343	17,728	44,126	39,041
Japan	7,724	7,742	14,831	16,027
Rest of Asia Pacific	7,042	7,544	16,852	15,769
Total net sales	$97,278	$89,584	$221,223	$201,023

(1) Net sales by category:
iPhone	$50,570	$47,938	$122,198	$113,535
Mac	10,435	9,102	21,287	17,777
iPad	7,646	7,807	14,894	16,242
Wearables, Home and Accessories	8,806	7,836	23,507	20,807
Services	19,821	16,901	39,337	32,662
Total net sales	$97,278	$89,584	$221,223	$201,023

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	March 26, 2022	September 25, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$28,098	$34,940
Marketable securities	23,413	27,699
Accounts receivable, net	20,815	26,278
Inventories	5,460	6,580
Vendor non-trade receivables	24,585	25,228
Other current assets	15,809	14,111
Total current assets	118,180	134,836

Non-current assets:
Marketable securities	141,219	127,877
Property, plant and equipment, net	39,304	39,440
Other non-current assets	51,959	48,849
Total non-current assets	232,482	216,166
Total assets	$350,662	$351,002

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$52,682	$54,763
Other current liabilities	50,248	47,493
Deferred revenue	7,920	7,612
Commercial paper	6,999	6,000
Term debt	9,659	9,613
Total current liabilities	127,508	125,481

Non-current liabilities:
Term debt	103,323	109,106
Other non-current liabilities	52,432	53,325
Total non-current liabilities	155,755	162,431
Total liabilities	283,263	287,912

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,207,568 and 16,426,786 shares issued and outstanding, respectively	61,181	57,365
Retained earnings	12,712	5,562
Accumulated other comprehensive income/(loss)	(6,494)	163
Total shareholders’ equity	67,399	63,090
Total liabilities and shareholders’ equity	$350,662	$351,002

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	March 26, 2022	March 27, 2021
Cash, cash equivalents and restricted cash, beginning balances	$35,929	$39,789
Operating activities:
Net income	59,640	52,385
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,434	5,463
Share-based compensation expense	4,517	4,001
Deferred income tax expense/(benefit)	1,088	(207)
Other	(20)	(474)
Changes in operating assets and liabilities:
Accounts receivable, net	5,542	(2,347)
Inventories	1,065	(1,226)
Vendor non-trade receivables	643	6,792
Other current and non-current assets	(3,542)	(4,333)
Accounts payable	(1,750)	(1,997)
Deferred revenue	627	1,642
Other current and non-current liabilities	1,888	3,045
Cash generated by operating activities	75,132	62,744
Investing activities:
Purchases of marketable securities	(61,987)	(74,424)
Proceeds from maturities of marketable securities	18,000	39,605
Proceeds from sales of marketable securities	24,668	21,645
Payments for acquisition of property, plant and equipment	(5,317)	(5,769)
Payments made in connection with business acquisitions, net	(167)	(9)
Other	(568)	—
Cash used in investing activities	(25,371)	(18,952)
Financing activities:
Payments for taxes related to net share settlement of equity awards	(3,218)	(3,160)
Payments for dividends and dividend equivalents	(7,327)	(7,060)
Repurchases of common stock	(43,109)	(43,323)
Proceeds from issuance of term debt, net	—	13,923
Repayments of term debt	(3,750)	(4,500)
Proceeds from commercial paper, net	999	22
Other	(105)	523
Cash used in financing activities	(56,510)	(43,575)
Increase/(Decrease) in cash, cash equivalents and restricted cash	(6,749)	217
Cash, cash equivalents and restricted cash, ending balances	$29,180	$40,006
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$9,301	$10,276
Cash paid for interest	$1,406	$1,327